File No. 70-8429



                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                       ---------------------------------

                        POST-EFFECTIVE AMENDMENT NO. 7
                                      TO
                                   FORM U-1
                      ----------------------------------

                          APPLICATION OR DECLARATION

                                    under the

                  PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                     * * *

                     AMERICAN ELECTRIC POWER COMPANY, INC.
                              AEP RESOURCES, INC.
                    1 Riverside Plaza, Columbus, Ohio 43215
                    ---------------------------------------
              (Name of company or companies filing this statement
                 and addresses of principal executive offices)

                                     * * *

                     AMERICAN ELECTRIC POWER COMPANY, INC.
                     1 Riverside Plaza, Columbus, Ohio 43215
                    (Name of top registered holding company
                    parent of each applicant or declarant)

                                     * * *


                        Susan Tomasky, General Counsel
                 AMERICAN ELECTRIC POWER SERVICE CORPORATION
                    1 Riverside Plaza, Columbus, Ohio 43215
                    ---------------------------------------
                  (Names and addresses of agents for service)



      American Electric Power Company, Inc. ("AEP"), a registered holding company under the Public Utility Holding Company Act of 1935, as amended ("1935 Act"), and its subsidiary, AEP Resources, Inc. ("Resources"), hereby amend their Application-Declaration on Form U-1 in File No. 70-8429 by restating the fifth and sixth paragraphs of Post-Effective Amendment No. 5 as follows. In all other respects the Application-Declaration as previously filed and amended will remain the same.

            "AEP proposes to extend from December 31, 2000 to June 30, 2003 its authority to (i) issue short-term indebtedness and issue and sell equity securities; (ii) guarantee the indebtedness of Resources, Project Parents and Power Projects; and (iii) guarantee financial commitments other than indebtedness of Resources, Project Parents and Power Projects, solely for the purpose of investing in and guaranteeing the operations of, either directly or indirectly, Power Projects, provided that the total of the net proceeds used for these investments and guarantees outstanding at any one time may not, when added to AEP's aggregate investment in all EWGs and FUCOs, exceed the 2000 Investment Limit.

            Resources and Power Projects propose to extend from December 31, 2000 to June 30, 2003 authority to guarantee financial commitments, other than indebtedness, of Exempt Entities ("Non-Utility Subsidiary Guarantees") in an aggregate principal amount not to exceed $3 billion outstanding at any one time, exclusive of any guarantees and other forms of credit support that are exempt pursuant to Rule 45(b) and Rule 52(b), provided, however, that the amount of Non-Utility Guarantees in respect of obligations of any Rule 58 subsidiaries of AEP shall remain subject to the limitations of Rule 58(a)(1)."


                                         SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.
                              AMERICAN ELECTRIC POWER COMPANY, INC.
                              AEP RESOURCES, INC.


                              By:   /s/ G. S. Chatas__________
                                          G. S. Chatas
                                          Assistant Treasurer

Dated:  December 26, 2000